AMENDED AND RESTATED DISTRIBUTION AGREEMENT

            THIS AGREEMENT made as of the 31st day of December, 1998.


A M O N G:

            TEMPLETON EMERGING MARKETS FUND ("TEMF"),
            TEMPLETON CANADIAN BOND FUND ("TCBF"),
            TEMPLETON INTERNATIONAL STOCK FUND ("TISF"),
            TEMPLETON CANADIAN STOCK FUND ("TCSF"),
            TEMPLETON GLOBAL SMALLER COMPANIES FUND ("TGSCF"),
            TEMPLETON GLOBAL BOND FUND ("TGBF"),
            TEMPLETON TREASURY BILL FUND ("TTBF"),
            TEMPLETON GLOBAL BALANCED FUND ("TGBAF"),
            TEMPLETON INTERNATIONAL BALANCED FUND ("TIBF"),
            TEMPLETON CANADIAN ASSET ALLOCATION FUND ("TCAAF"),
            MUTUAL BEACON FUND ("MBF"),
            FRANKLIN U.S. SMALL CAP GROWTH FUND ("FSCF") AND
            TEMPLETON BALANCED FUND ("TBF"), by their manager/trustee Templeton Management Limited, a corporation incorporated under the laws of the Province of Ontario with its registered office at Suite 2101, 1 Adelaide Street East, Toronto, Ontario

            (hereinafter referred to as the "Trustee")


                                                            OF THE FIRST PART;


                                     -and-


            TEMPLETON GROWTH FUND, LTD., a corporation incorporated under the laws of Canada with its registered office at Suite 2101, 1 Adelaide Street East, Toronto, Ontario

            (hereinafter referred to as the "TGF" or the "Corporate Fund")


                                                           OF THE SECOND PART;

                                     -and-

            TEMPLETON MANAGEMENT LIMITED, a corporation incorporated under the laws of the Province of Ontario with its registered office at Suite 2101, 1 Adelaide Street West, Toronto, Ontario

            (hereinafter referred to as the "Manager"),

                                                            OF THE THIRD PART;

                                     -and-

            FEP CAPITAL, L.P., a limited partnership formed under the laws of the State of Texas, and having an office at 201 Main Street, Fort Worth, Texas 76102

            (hereinafter referred to as "FEP"),

                                                           OF THE FOURTH PART.


RECITALS:

(1) Each of the Trust Funds (as hereinafter defined) are open-end mutual fund trusts established under the laws of Ontario by the Declarations (as hereinafter defined).

(2) Pursuant to the Declarations and the Management Agreements, the Manager is the manager-trustee and principal distribution agent of each of the Trust Funds and, accordingly, may from time to time in its discretion appoint or remove distribution agents for each of the Trust Funds.

(3) The Corporate Fund is an open-end mutual fund corporation incorporated by letters patent under the laws of Canada. TML acts as the principal distributor of the shares of the Corporate Fund pursuant to the TGF Distribution Agreement (as hereinafter defined) and may from time to time in its discretion delegate its functions to other distribution agents.

(4) The Trustee, on behalf of each of the Trust Funds (as hereinafter defined), the Corporate Fund, the Manager and FEP entered into a distribution agreement dated as of the 31st day of December, 1997 whereby the Manager, as principal distributor for the Trust Funds and the Corporate Fund, retained FEP to arrange for the distribution of the Deferred Charge Securities (as hereinafter defined) on the terms and conditions set out therein.
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                                       3


(5) The parties wish to amend and restate the Distribution Agreement dated December 31, 1997 to reflect certain agreed amendments to the terms and conditions thereof.

AGREEMENT:

      NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 DEFINITIONS. Whenever used in this Agreement and the schedules, unless there is something inconsistent in the subject matter or context, the following words and terms shall have the following meaning:

      "Account  Rate" means the lesser of: (i) the senior  debt rate of FEP; and
      (ii) LIBOR plus 1.50%.

      "Additional Fund" means any other open-end mutual fund created or reorganized by, or the management and distribution rights of which are acquired by the Manager, from time to time, which distributes its Securities generally on the same basis (including fee structure) as the Funds and the Securities of which the Manager, at its option, permits investors to purchase immediately with the proceeds of redemption of Deferred Charge Securities without payment of a redemption fee in respect of such redemptions added to this Agreement, or any closed-end fund added to this Agreement, in accordance with the provisions of section 10.1 hereof.

      "Adjustment Account" in respect of a Quarterly Pool, means the amount of the Monthly Fees paid or payable to FEP in respect of the period beginning on the first day of the Quarterly Pool and ending on the Sales Cutoff Date accrued daily at the Account Rate from the Sales Cutoff Date to the Anniversary of the Sales Cutoff.

      "Adverse Effect" when used alone or in conjunction with other terms means the occurrence or existence of any act, circumstance, condition, event, fact, or combination of the foregoing which, in the reasonable judgement of FEP, creates a significant probability of any material adverse effect upon (i) the timing or amount of any payment of any Fees; or (ii) the timely receipt by FEP of any Fees; or (iii) the Manager or any of the
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                                       4


      Funds' ability to pay or perform their obligations under this Agreement in a timely manner; or (iv) the remedies and other rights of FEP under this Agreement.

      "Advisory Agreements" means the investment management agreements between each of the Funds and the applicable portfolio manager as described in Schedule "A" hereto as supplemented or amended from time to time.

      "Affiliate" has the meaning provided to that term under the Securities Act (Ontario).

      "Agreement" means this Agreement, as the same may from time to time be amended, supplemented, waived or modified.

      "Anniversary of the Sale Cutoff Date" means, in respect of any particular Quarterly Pool, the date which is 7 years following the Sale Cutoff Date in respect of that Quarterly Pool or, in respect of any particular Quarterly Pool which is subject to a DCA Takeout Transaction, the date determined by FEP which is 7 years or less following the Sale Cutoff Date in respect of that Quarterly Pool.

      "Base Amount" means, on an annualized basis, in respect of each Quarterly Pool, .96% for each month in each of the first six years and .92% for each month in the remaining seventh year, except in respect of securities of TTBF forming part of such Quarterly Pool for which the base amount shall be .50% for each month in each of the seven years.

      "Business Day" means any day, other than a Saturday, Sunday or any statutory holiday in the province of Ontario, on which banks are generally open for business in Toronto, Ontario.

      "Calculated Percentage" means in respect of any Quarterly Pool in any month, the Base Amount plus, in the case of all Funds other than TTBF, the Free Redemption Adjustment provided that the maximum Calculated Percentage shall be 1.10%.

      "Closing" means the completion of the transactions contemplated by this Agreement, the assignment of the Fees to FEP and the delivery of additional documentation required by this Agreement.

      "Closing Date" means such date as the parties agree is the date upon which Closing shall take place.

      "Closing Time" means 10:00 a.m. on the Closing Date or such other time on the Closing Date as the parties may agree as the time at which the Closing shall take place.
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                                       5


      "Collection Account" means a bank account of FEP maintained at Toronto-Dominion Bank, with respect to which the Manager shall have no access or control.

      "Collections" means (a) all amounts paid or payable under the Program Documents in respect of the Fees including, without limitation, amounts payable in respect of Purchase Events, and (b) all proceeds of the foregoing, except that "Collections" shall not include amounts paid or payable pursuant to sections 9.1 and 11.9.

      "Constating Documents" means collectively the Declarations and/or the letters patent of the Corporate Fund and the Management Agreements.

      "Conversion Feature" means, with respect to a Security, a mandatory or elective provision (including, without limitation, a provision which permits or requires such Security to be converted into a Security of a different class, but excluding the free redemption amount or privilege offered by a Fund) which may result in a reduction or termination of any amount owing from any Fund or any securityholder in respect of the Fees relating to such Security at some time in the future prior to the redemption thereof.

      "Corporate Fund" or "TGF" means Templeton Growth Fund, Ltd.

      "DCA Takeout Transaction" shall mean any transaction whereby the economic value, or any portion thereof, of all fees payable to FEP hereunder shall be transferred, assigned, sold or removed from the balance sheet of FEP, to another entity as consideration for payment thereof.

      "Declarations" means collectively the declarations of trust for each of the Trust Funds as supplemented, amended or restated from time to time and "Declaration" means any one of them.

      "Deferred Charge" means, with respect to any Fund, the deferred charge payable, either directly or by withholding from the proceeds of the redemption of the Securities of such Fund, by the securityholders of such Fund on any redemption of Securities of such Fund in accordance with the applicable Constating Documents and the Prospectus Documents relating to such Fund.

      "Deferred Charge Security" means each Security in respect of which Fund investors do not pay a sales charge at the time of purchase, but rather are required to pay a Deferred Charge in certain circumstances.

      "Distributed Securities" has the meaning given to that term in section
      4.1.

      "Eligible Fee" means a Fee which (a) constitutes an "account" as such term is defined in the personal property security legislation of all jurisdictions the laws of which are applicable for determining whether the interests created by the Program Documents are perfected; (b) (i) constitutes a legal, valid and binding obligation of the obligor thereof which is not subject to any dispute, offset, counterclaim or defence whatsoever (it being understood that the mere fact that a Purchase Event may occur in the future with respect to any such Fee shall not in itself cause such Fee to not constitute an Eligible Fee prior to the time such Purchase Event occurs), and (ii) which is not subject to any adverse claim; and (c) does not contravene any applicable law.

      "Factor" shall mean the number corresponding to the current Quarterly Pool as set out in Schedule D.

      "Fees" means all fees payable to FEP under any Program Document.

      "FEP Balance Sheet Carrying Value" means, with respect to a Quarterly Pool as of any date, the value of all Fees receivable by FEP in respect of such Quarterly Pool as reflected on the balance sheet of FEP determined in accordance with GAAP.

      "FEP Event of Termination" means each of the following events:

      (a) any Fund shall fail to make or cause to be made in the manner and when due any payment to be made or to be caused to be made by it under any Program Document and the failure of such payment has an Adverse Effect;

      (b) the Manager or any Fund shall fail to perform or observe any other material term, covenant or agreement on its part to be performed or observed under any Program Document;

      (c) any representation or warranty made or deemed made by the Manager or a Fund or any of their respective officers or directors under or in connection with any Program Document shall have been false, incorrect or misleading in any material respect when made or deemed made and which gives rise to an Adverse Effect;

      (d) any provision of any Program Document to which the Manager or any Fund is a party shall cease to be a legal, valid and binding obligation of any such Person enforceable in accordance with its terms or any such Person shall so assert in writing;

      (e)   there shall have occurred an Insolvency Event;

      (f) FRI shall cease to own, directly or indirectly, at least 80% of the issued and outstanding equity securities of the Manager;

      (g) there shall have occurred any change in accounting, governmental or other legislation, regulation or policy which will have an Adverse Effect; and

      (h)   the occurrence of a Purchase Event;

      (i) the termination of the joint venture agreement respecting Lightning among FEP Capital II LLC and TGH Holdings Limited and Lightning pursuant to section 14 of that agreement.

      "Free Redemption Adjustment" means, in respect of all Quarterly Pools in any particular quarter, the amount calculated by:

      (a) multiplying the total dollar value of redemptions, other than redemptions of TTBF, made without the payment of a Deferred Charge (other than a redemption where the redemption proceeds are invested immediately in Distributed Securities of one or more other Funds) in the previous quarter in respect of the first Quarterly Pool by 4 and then by the Factor;

      (b) adding to the amount determined in (a) above, the additional separate amounts determined by applying the formula in (a) above to each of the successive Quarterly Pools in respect of that previous quarter; and

      (c) dividing the sum determined in (b) above by the average daily net asset value of all Quarterly Pools for that previous quarter.

      "free redemption entitlement" has the meaning given to that term in section 4.4.

      "FRI" means Franklin Resources, Inc., the indirect parent company of the Manager.

      "Funds" means collectively the Trust Funds, the Corporate Fund and any Additional Fund which becomes a party to this Agreement and "Fund" means any one of them.

      "GAAP" means generally accepted accounting principles in Canada (in the case of the Funds and the Manager) or the United States of America (in the case of FEP), as in effect from time to time, consistently applied.

      "Insolvency Event" means any of the following occurrences:

      (a) the Manager or a Fund shall generally not pay its obligations as such obligations become due or shall admit in writing its inability to pay its obligations generally or shall make a general assignment for the benefit of creditors; or

      (b) any proceeding shall be instituted by or against the Manager or a Fund seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its obligations or proposal to its creditors under any laws relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against it (but not instituted by it), such proceedings shall remain undismissed or unstayed for a period of 60 days; or

      (c) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Manager or a Fund of any material part of its property or for the winding up or liquidation of its affairs and such decree shall remain in force undischarged and unstayed for a period of 60 days; or (ii) for the sequestration or attachment of any material part of the property of the Manager or a Fund without its unconditional return to the possession of the Manager or a Fund or its unconditional release from such sequestration or attachment within 60 days thereafter; or

      (d) the Manager or a Fund shall take any action to authorize any of the actions set forth above.

      "Joint Venture" means the joint venture between FEP and FRI and/or their respective Affiliates or associates which may be created for the purposes of funding the payment of sales commissions in respect of deferred charge securities sold globally.

      "Joint Venture Assumption Date" means, the date that the Joint Venture assumes the obligations of FEP under this Agreement;

      "LIBOR" means, at any date, a rate per annum equal to the rate of interest per annum at which deposits in Canadian dollars for a period of 30 days are offered to leading banks in the London interbank market at 11:00 a.m. (London time) and determined on the basis of the provisions set forth below:


      (a) On the applicable date, FEP will determine the interest rate for deposits in Canadian dollars for a 30 day period on the British Bankers' Association Official BBA LIBOR Fixings page on Bloomberg

            ("BBAM") as of 11:00 a.m. (London time) on such date or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of display of such information. If such rate does not appear on the BBAM page, then the rate will be determined in accordance with clause (b) below.

      (b) If the BBAM page shall be unavailable, LIBOR shall be determined on the basis of the rate of interest per annum at which deposits in Canadian dollars are offered by The Chase Manhattan Bank to leading banks in London.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien or security interest (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or other charge or encumbrance, including the retained security title of a conditional vendor or lessor.

      "Management Agreements" means the management and distribution agreements between each of MBF and FSCF and the Manager, as supplemented or amended from time to time.

      "Manager Event of Termination" means each of the following events:

      (a) any change in accounting, governmental or other legislation, regulation or policy which will materially and adversely affect the accounting or tax treatment of the distribution arrangement under the Program Documents to the Manager; and

      (b) any failure by FEP to pay the Selling Commissions when due under this Agreement.

      "Manager Report" has the meaning given to that term in section 3.7.

      "Master Trust" means any trust or other special purpose entity or Person to which any interest in any of the Fees relating to any Fund or the right to receive any Collections with respect thereto has been transferred in connection with a Takeout Transaction.

      "Master Trust Transfer Agreement" means any agreement pursuant to which any interest in the Fees is transferred to a Master Trust.

      "Material Contracts" has the meaning given to that term in section 5.1(p).

      "Monthly Fee" has the meaning given to that term in section 4.1.

      "Multiple Material Errors" means errors in the calculation of amounts due to and adverse to FEP in excess of 5% of any amounts payable, which errors occur in excess of three times during the term of this Agreement excluding any and all errors (other than those caused by bad faith or fraud on the part of the Manager) occurring prior to the first year anniversary date of this Agreement.

      "Net Asset Value" means, with respect to any Fund or any Security, as of the date any determination thereof is made, the meaning given that term in the Constating Documents or Program Documents of such Fund.

      "Original Charge Securities" has the meaning given that term in the definition of "Quarterly Pool".

      "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or governmental agency, authority or entity, however designated or constituted.

      "Permitted Designee" means (a) any Person designated by FEP or any Master Trust, as the case may be, which may be The Chase Manhattan Bank or Constellation Financial Management Company, L.L.C. or any Affiliate of the foregoing, and (b) any other Person designated by FEP or any Master Trust, as the case may be, (i) which is not actively engaged in the sponsorship or management of any other mutual fund in Canada, and (ii) which has agreed to be bound by confidentiality undertakings in substance comparable to those contained in this Agreement.

      "Program Documents" means this Agreement, the Constating Documents, the TGF Distribution Agreement, the Advisory Agreements, the Prospectus Documents, the Material Contracts, any Master Trust Transfer Agreement and the other agreements, documents, certificates and instruments entered into or delivered in connection herewith and therewith, as the same may from time to time be amended, supplemented, waived or modified.

      "Prospectus Documents" means, with respect to a Fund, the most recent simplified prospectus and annual information form for such Fund as more particularly described in Schedule A hereto as amended or supplemented from time to time.

      "Purchase Event" means any of the following events:

      (a) any Fund shall fail to make or cause to be made in the manner and when due any payment to FEP or deposit required to be made or to be caused to be made by it under any Program Document and such failure shall have an Adverse Effect;

      (b) the Manager or any Fund shall fail to perform or observe in any respect any other covenant on its part required to be performed or observed under any Program Document and such failure shall have an Adverse Effect;

      (c) any representation or warranty made by the Manager or a Fund under or in connection with any Program Document shall have been false, incorrect or misleading in any respect when made and such inaccuracy shall have an Adverse Effect;

      (d) there shall have occurred an change in the financial condition of the Manager which would prevent the Manager from performing its obligations under this Agreement which has an Adverse Effect; or

      (e) if, as a result of any action or inaction by the Manager or a Fund, any provision of this Agreement ceases to be a legal, valid and binding obligation of the Manager or a Fund and causes an Adverse Effect.

      "Quarterly Pool" means, in respect of any calendar quarter, (i) each Deferred Charge Security issued in that quarter for which FEP has arranged distribution and has paid the Selling Commission ("Original Charge Security"), (ii) each Deferred Charge Security of a Fund issued upon the immediate investment of proceeds realized on the redemption of an Original Charge Security or Transfer Security (as hereinafter defined) or Reinvested Security (as hereinafter defined) in a Deferred Charge Security of another Fund ("Transfer Security"), and (iii) each Deferred Charge Security issued upon the automatic reinvestment of income and capital gains distributions upon an Original Charge Security, Transfer Security or another Reinvested Security (as hereinafter defined) or any Security of a Fund issued upon the immediate reinvestment of proceeds realized on the redemption of a Reinvested Security in a Security of another Fund (a "Reinvested Security").

      "Reinvested Security" has the meaning given to that term in the definition of "Quarterly Pool" as modified by section 4.1.

      "Sale Cutoff Date" means, with respect to any particular Quarterly Pool, the last Business Day of the calendar quarter during which FEP arranged for the distribution of Original Charge Securities forming part of the Quarterly Pool and paid the Selling Commissions in respect of such Quarterly Pool.

      "Securities" means collectively the units of the Trust Funds and the shares of the Corporate Fund and "Security" means any one of them.

      "Selling Commission" has the meaning given to that term in section 3.6(b).

      "Subscription Price" means with respect to any Deferred Charge Security at any particular time, the gross purchase price of such Deferred Charge Security established by the Constating Documents or Program Documents of the applicable Fund.

      "Takeout Transaction" means any transaction including a DCA Takeout Transaction (excluding any transaction transferring the parties interest under this Agreement to the Joint Venture) pursuant to which FEP, or any Master Trust which obtains such interest directly or indirectly from FEP, sells or otherwise transfers, participates or causes to be sold, transferred or participated interests in the Fees relating to any Fund (including, without limitation, the right to receive any portion of any Collections) to any Person, including a Master Trust which publicly or privately sells debt instruments and/or certificates or other instruments representing ownership interests in such Master Trust or interest in any Fees relating to any Fund (including, without limitation, any right to receive any portion of any Collections).

      "Termination Date" means December 31, 2001, subject to suspension or termination as set forth in section 3.1, or such later date as shall be agreed to in writing by the parties hereto, except that the Termination Date may be deemed to have occurred on an earlier date pursuant to section 8.

      "TGF Distribution Agreement" means the distribution agreement between TGF and the Manager, as supplemented, amended or restated from time to time.

      "Transfer Securities" has the meaning given to that term in the definition of "Quarterly Pool".

      "Trust Funds" means, collectively TEMF, TCBF, TISF, TCSF, TGSCF, TGBF, TTBF, TGBAF, TIBF, TCAAF, MBF, FSCF and TBF, and "Trust Fund" means any one of them.

      "TTBF Account" in respect of a Quarterly Pool, means an amount equal to the Monthly Fee paid or payable to FEP in respect of Distributed Securities and Reinvested Securities of TTBF that form part of such Quarterly Pool accrued daily at the Account Rate from the Sales Cutoff Date to the Anniversary of the Sales Cutoff Date.

                                    ARTICLE 2

                              CLOSING ARRANGEMENTS

2.1 THE CLOSING. The transactions contemplated by this Agreement shall be completed at the Closing Time at the offices of the counsel to FEP or at such other location as may be agreed to by the parties.

                                    ARTICLE 3

                               DISTRIBUTION RIGHTS

3.1 APPOINTMENT OF FEP. Upon and subject to the terms and conditions hereof the Manager, with the knowledge and consent of each of the Funds as evidenced by their signatures hereto, hereby grants FEP the right to arrange for the distribution of Deferred Charge Securities in each of the provinces and territories of Canada in return for the compensation described in this Agreement, and FEP hereby accepts such grant. The right of FEP to arrange for the distribution of Deferred Charge Securities shall commence on trade date January 12, 1998, or such other date as is mutually agreeable to the parties, and shall continue until December 31, 2000, subject to suspension and termination at any time in the circumstances described in this Agreement. Until terminated in accordance with the terms of this Agreement, FEP's distribution right is exclusive during the distribution period described above, other than during a suspension period, during which the Manager may arrange for the distribution of Deferred Charge Securities through any other Person, including the Manager. It is acknowledged and agreed by the parties hereto that FEP's distribution right does not extend to sales of Securities which are not Deferred Charge Securities and that FEP shall not receive any remuneration of any kind in respect of such Securities.

3.2 DISTRIBUTION THROUGH REGISTERED DEALERS. FEP will arrange for the distribution of Deferred Charge Securities only through registered dealers approved by the Manager, and FEP will not itself directly or indirectly sell any Securities of the Funds. All Deferred Charge Securities will be sold at a price equal to the Net Asset Value per Security at the time of purchase, without a sales charge to investors. The Manager will advise FEP upon the execution hereof and regularly as required thereafter so long as FEP is entitled hereunder to arrange for the distribution of Deferred Charge Securities, of the names of all registered dealers approved by the Manager as dealers through whom the Deferred Charge Securities may be sold.

      The Manager, as transfer agent for the Funds, agrees not to knowingly accept purchase orders from Persons with respect to the sale of Deferred Charge Securities in any jurisdiction in which the Deferred Charge Securities are not registered, qualified for sale or otherwise exempt from the need to qualify for sale under applicable securities legislation. In respect of these Deferred

Charge Securities which are unknowingly accepted by the Manager, as transfer agent for the Funds, such Deferred Charge Securities will be subject to this Agreement unless the trade in such Securities is subsequently reversed, in which case such Deferred Charge Securities shall not be subject to this Agreement and the Manager, as transfer agent for the Funds, will forthwith, following the trade reversal and out of the proceeds of the trade reversal, refund to FEP the amount of the Selling Commissions paid by it in respect of such Securities.

3.3 REJECTION OF PURCHASE ORDERS. The Manager may reject purchase orders for Deferred Charge Securities received from a registered dealer during the term of this Agreement only in accordance with the terms stated in the Constating Documents of the Funds and/or the TGF Distribution Agreement.

3.4 REGISTRATION OF PURCHASES. After receipt and acceptance of a purchase order together with an amount equal to the purchase price for each Deferred Charge Security purchased, the Manager will promptly forward the purchase order to the registrar of the appropriate Fund (if the Manager is not itself the registrar of the Fund) for registration of the purchaser as a holder of a Security or Securities of that Fund and shall deposit the purchase price to the credit of that Fund.

3.5 AUTHORITY OF THE MANAGER. The Manager shall have the exclusive right to approve or disapprove of the registered dealers through which the Deferred Charge Securities will be distributed, to determine the Funds' distribution and marketing policies and procedures and, pursuant to section 10.2 of this Agreement, to suspend or terminate the offering of Securities of one or more of the Funds at any time.

3.6 SERVICES OF FEP. The primary purpose of this Agreement is to ensure that satisfactory arrangements exist for the distribution of the Deferred Charge Securities and to provide a mechanism for the payment of Selling Commissions to registered dealers who distribute Deferred Charge Securities. Subject to its rights of termination as provided herein, FEP will provide the following services to the Manager and the Funds during the period in which FEP has the right to arrange for distribution of Deferred Charge Securities:

      (a) making all necessary arrangements for the distribution of the Deferred Charge Securities through registered dealers approved by the Manager;

      (b) paying the selling commission (equal to 5% of the Subscription Price of the Deferred Charge Securities and if any non-Canadian jurisdiction imposes a withholding on the payment of the selling commission, the amount of the payment shall be increased by the amount necessary so that the payment net of withholding tax equals 5% of the Subscription Price of the Deferred Charge Security) (the "Selling Commission") due to registered dealers upon receipt of notice from the Manager of accepted purchase orders for Original Charge Securities. The parties agree that FEP's obligation to pay the Selling Commission in respect of a Deferred Charge Security shall arise on the trade date, notwithstanding that FEP is only required to make actual payment of the Selling Commission in respect of such purchase on the settlement date;

      (c) maintaining proper and adequate business records of its operations in order to properly monitor the Deferred Charge Securities for which it arranged distribution and the amount of the Selling Commissions paid;

      (d) providing confirmation to the Manager and the Funds when requested as to the due and timely payment of Selling Commissions; and

      (e) providing an annual review of the Funds' operations which shall include annual redemption analysis, portfolio risk analysis, income and balance sheet risk analysis together with annual meetings of FEP clients to exchange distribution, product development and other related information.

      FEP, the Manager and the Funds acknowledge that the Manager shall continue to arrange for the distribution of Deferred Charge Securities pursuant to the Constating Documents and the TGF Distribution Agreement, in the case of the Corporate Fund, and that, except as expressly provided by this Agreement, FEP shall have no obligation to perform any duties or functions or make any payments, carried out or made by the Manager under the Constating Documents or the TGF Distribution Agreement.

3.7 MANAGER REPORT. On or before 10 Business Days after the end of each month, the Manager shall provide FEP or a Permitted Designee with a report (a "Manager Report") as of the last day of such month which shall set forth, among other things, the Manager's determination of (a) the Selling Commissions paid or payable by FEP in respect of Deferred Charge Securities distributed during such month, (b) the amount of Fees paid or payable in respect of such month and the Deferred Charge Securities attributable to such Fees, (c) the computation of the amount of such Fees in reasonable detail, and (d) the amount of the Adjustment Accounts and the TTBF Accounts in reasonable detail. The parties agree to use their commercially reasonable best efforts to finalize as soon as possible and in any event not later than March 31, 1998 the form of the Manager Report which is acceptable to both parties.

3.8 MATERIAL ERRORS. If Multiple Material Errors occur, FEP shall provide the Manager with written notice of such occurrence, following which the Manager shall have 15 days to cure such errors. In the event all such errors are not cured within such period, FEP may terminate its obligations to pay Selling Commissions at any time thereafter upon 60 days prior written notice to the Manager.

                                    ARTICLE 4

                         PAYMENT AND ASSIGNMENT OF FEES

4.1 MONTHLY FEE. For its services in arranging for the distribution of Deferred Charge Securities which form a Quarterly Pool, FEP shall receive a monthly fee (the "Monthly Fee") in each calendar month in respect of each Quarterly Pool equal to the Calculated Percentage in respect of that Quarterly Pool for that quarter multiplied by the daily average Net Asset Value of all Distributed and Reinvested Securities forming part of such Quarterly Pool multiplied by 30 and divided by 360.

      The Monthly Fee will be accrued daily on each Valuation Date (as defined in the Constating Document of each Fund) of each Fund. The Monthly Fee will be paid to FEP net of any taxes required to be withheld, at the same time as the Manager is paid a management fee by a Fund and, in any event, within ten days after the end of each calendar month.

      The Monthly Fee shall continue to be payable to FEP in respect of each Deferred Charge Security forming part of a Quarterly Pool for the lesser of: (i) the period that such Deferred Charge Security remains outstanding, and (ii) the Anniversary of the Sale Cutoff Date, subject to extension pursuant to section 4.8, notwithstanding that FEP's appointment as exclusive distributor has expired or has been suspended or terminated.

      Each Fund and the Manager hereby agrees with FEP that they will not, at any time while FEP is entitled to receive payment of any fee under this Article, consent to or agree to a reduction in the management fee payable by any Fund to the Manager or any alteration in the manner or as to the time of calculation of such management fee or effect any action, amendment or change of any nature whatsoever if such reduction, alteration, action, amendment or change could have the effect of preventing FEP from receiving the full amount of the Monthly Fee to which it is entitled under this section, or materially adversely affect the timing of the receipt of such payment.

      All Original Charge Securities and Transfer Securities are collectively referred to in this Agreement as "Distributed Securities". Distributed Securities and Reinvested Securities shall include any Securities that are issued upon the consolidation or subdivision of any Distributed Securities or Reinvested Securities, respectively. For greater certainty, Transfer Securities and Reinvested Securities shall be deemed to be issued on the same date as the Original Charge Securities to which they relate. In the case of the TTBF, Distributed Securities and Reinvested Securities will be deemed to include any net income (including any net realized capital gains) which has accrued in respect of such Securities for the purpose of calculating the Monthly Fee payable pursuant to this section. Distributed Securities of the TTBF Fund will be deemed to include such accrued amounts for the purpose of calculating any Deferred Charges as described in this Article 4.

4.2   ASSIGNMENT OF MANAGEMENT FEES.

      (a) To provide for the payment to FEP of the Monthly Fee payable pursuant to section 4.1, the Manager hereby:

               (i) irrevocably and unconditionally and absolutely assigns to FEP its right to receive payment from, and all moneys paid or payable by, each Fund of that portion of the management fee payable by such Fund to the Manager under the Fund's Constating Document and the TGF Distribution Agreement (in the case of TGF) which shall be equal to the Monthly Fee, for the lesser of: (i) the period that such Distributed Securities and Reinvested Securities remain outstanding, and
                    (ii) the Anniversary of the Sale Cutoff Date and, if such period is extended pursuant to section 4.8, during such period of extension; and

               (ii) irrevocably and unconditionally  authorizes and directs each
                    Fund  to pay to  FEP  that  portion  of the  management  fee payable under that Constating Document and the TGF Distribution Agreement (in the case of TGF) which has been assigned to FEP pursuant to subparagraph (i) above (net of any taxes required to be withheld) at the same time as the Manager is paid the balance of the management fee by such Fund pursuant to the applicable Constating Document for the Fund and the TGF Distribution Agreement (in the case of TGF) and in any event within ten days after the end of each calendar month.

      (b)   Each of the Funds hereby:

               (i) consents to and accepts notice of the assignment and direction pursuant to paragraph (a) above and irrevocably agrees to make payments to FEP in accordance with the foregoing assignment and direction without regard to any equities which may exist or any claims or rights which a Fund may assert against the Manager or any other Person from time to time, provided however that any goods and services tax payable by the Funds in respect of that portion of the management fee which is paid to FEP shall be paid to the Manager or remitted directly to Revenue Canada, as applicable; and

               (ii) waives any right of set-off,  counterclaim  or  deduction of any kind which it may have against the Manager in respect of that portion of the applicable management fee assigned to FEP pursuant to paragraph (a) above provided that this waiver shall not constitute a release of any claim which a Fund may have against the Manager from time to time.

      (c) FEP agrees and acknowledges that its only recourse in the event of non-payment by a Fund of the Monthly Fee shall be against such Fund and the assets of such Fund and FEP further agrees and acknowledges that FEP shall have no recourse against the assets of the Manager for such non-payment of the Monthly Fee.

4.3   [intentionally deleted]

4.4 DEFERRED CHARGES. The Manager and each Fund represents and warrants to FEP that a Deferred Charge applies to all Distributed Securities of the Fund which are redeemed within six years of their date of issue, or deemed date of issue, except (i) on redemptions where the redemption proceeds realized are immediately invested in Distributed Securities of one or more of the other Funds (excluding any Distributed Securities redeemed to pay to the investor's dealer a transfer fee in respect of such transaction); and (ii) on redemptions pursuant to the free redemption amount privilege described below. The Manager and each Fund further represents that the Deferred Charge, expressed as a percentage of the Subscription Price per Distributed Security of the Fund being redeemed, declines over time from the date of issue, or deemed date of issue, of the Distributed Security as follows:

             If Redeemed During the Following    Deferred
             Periods After the Date of           Charge
             ISSUE OR DEEMED DATE OF ISSUE       PERCENTAGE

             During the 1st year                 6.0%
             During the 2nd year                 5.5%
             During the 3rd year                 5.0%
             During the 4th year                 4.5%
             During the 5th year                 4.0%
             During the 6th year                 3.0%
             Thereafter                           Nil


      An investor in a Fund will be permitted to redeem in each calendar year without the redemption charge described above, Deferred Charge Securities of a Fund having a Net Asset Value of up to the aggregate of (i) 10% of the Net Asset Value as at December 31 of the prior calendar year of Deferred Charge Securities purchased by such investor in such Fund after February 28, 1993 and before the current calendar year, plus (ii) 10% of the cost of Deferred Charge Securities purchased by the investor in such Fund in the then current calendar year (the "free redemption entitlement"). The free redemption entitlement is not cumulative and any unexercised entitlement cannot be carried forward to future years. An investor in a Fund may request that distributions of a Fund's net income or capital gains be paid to the investor in cash rather than the receipt of Reinvested Units of that Fund. The amount of any distributions paid in cash and the value of Reinvested Units of a Fund redeemed by the investor in the calendar year shall be deducted from the investor's free redemption amount. If an investor transfers all or part of his investment in a Fund to another Fund, any unexercised free redemption amount attributable to the Deferred Charge Securities redeemed to effect the transfer will also be transferred on a proportionate basis.

      The Funds and the Manager represent and warrant to FEP that, for the purpose of calculating the Deferred Charge payable to FEP, Deferred Charge Securities will be redeemed in the following order:

      (a)   Reinvested Securities will be redeemed first;

      (b) Distributed Securities redeemed pursuant to the free redemption amount will be redeemed second;

      (c) Deferred Charge Securities of a Fund issued first, or deemed to be issued first, will be redeemed third; and

      (d) Where an investor holds both Deferred Charge Securities and securities of the Funds acquired on a front-load basis, the investor is required to elect which category of security the investor is redeeming upon redemption.

      Each Fund and the Manager hereby agrees with FEP that they will not, at any time while FEP is entitled to receive payment of any amount under this Agreement, consent to or agree to a reduction in the Deferred Charge for Distributed Securities or any alteration in the manner or as to the time of calculation of the Deferred Charge or effect any action, amendment or change of any nature whatsoever if the effect of such reduction, alteration, action, amendment or change would be to reduce the amounts payable to FEP or materially adversely affect the timing of the receipt of such amounts payable pursuant to this Article 4. In the event of the termination of a Fund, FEP shall be entitled to receive any applicable Deferred Charges in respect of the outstanding Distributed Securities of that Fund.

4.5 DEFERRED CHARGE PAYMENTS. In addition to the Monthly Fee payable to FEP pursuant to section 4.1 and in consideration for its services hereunder, FEP shall also be entitled to receive any Deferred Charge paid by securityholders on the redemption of their Distributed Securities (net of any taxes required to be withheld). The Deferred Charges will be calculated and collected by the Manager, in its capacity as transfer agent for the Funds, on each Valuation Date and will be payable to FEP monthly within ten days after the end of the calendar month or in the event of termination of a Fund, immediately prior to the termination of the Fund. Such amount shall continue to be payable to FEP on the redemption of each Distributed Security notwithstanding that FEP's appointment as exclusive distributor been suspended, has expired or has been terminated.

4.6   ASSIGNMENT OF DEFERRED CHARGES.

      (a) To provide for the payment to FEP of the Deferred Charges payable pursuant to section 4.5, the Manager hereby:

               (i) irrevocably and unconditionally and absolutely assigns to FEP its right to receive payment from, and all moneys paid or payable by, each securityholder of Distributed Securities and Reinvested Securities of that portion of the redemption proceeds payable to the Manager in respect of the redemption of such Securities under the Funds' Constating Documents and TGF Distribution Agreement; and

               (ii) irrevocably and unconditionally  authorizes and directs each
                    Fund to pay to FEP that portion of the redemption proceeds payable under the applicable Constating Document or TGF Distribution Agreement which has been assigned to FEP pursuant to subparagraph (i) above (net of any taxes required to be withheld) at the same time as the Manager is paid the management fee pursuant to the applicable Constating Document or TGF Distribution Agreement for the Fund and in any event within ten days after the calendar month.

      (b)   Each of the Funds hereby:

               (i) consents to and accepts notice of the assignment and direction pursuant to paragraph (a) above and irrevocably agrees to make payments to FEP in accordance with the foregoing assignment and direction without regard to any equities which may exist or any claims or rights which a Fund may assert against the Manager or any other Person from time to time; and

               (ii) waives any right of set-off,  counterclaim  or  deduction of any kind which it may have against the Manager or any other Person in respect of the applicable redemption proceeds assigned to FEP pursuant to paragraph (a) above provided that this waiver shall not constitute a release of any claim which a Fund may have against the Manager or any other Person from time to time.

      (c) FEP agrees and acknowledges that its only recourse in the event of non-payment of the Deferred Charges shall be against the applicable Fund and the assets of such Fund and FEP further agrees and acknowledges that FEP shall have no recourse against the assets of the Manager for such non-payment of the Deferred Charges.

4.7 COLLECTION ACCOUNT. The Manager shall cause all Collections payable by each Fund to be deposited directly by each Fund into the Collection Account without any intermediate commingling of such amounts with the assets of the Manager or any Affiliate. No amounts other than the Collections shall be deposited to the Collection Account.

4.8 CONTINUATION OF MONTHLY FEES. On the Anniversary of the Sale Cutoff Date in respect of each Quarterly Pool, if the TTBF Account in respect of such Quarterly Pool is greater than the Adjustment Account in respect of such Quarterly Pool, then the Monthly Fee payable in respect of such Quarterly Pool shall continue to be payable to FEP until such date as such Monthly Fees paid to FEP during such extension period equal the difference in such TTBF Account and such Adjustment Account as at such Anniversary of the Sale Cutoff Date.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

5.1 MANAGER'S AND FUNDS' REPRESENTATIONS AND WARRANTIES. The Manager and each of the Funds represent and warrant (but only as to itself) to FEP:

      (a) ORGANIZATION AND GOOD STANDING - The Manager and each of the Funds have been duly incorporated or created, as the case may be, are organized, validly existing and up-to-date in all material filings and registrations required under the laws of Canada and each province and territory thereof where such filings or registrations are necessary for the conduct of its business, and have all necessary power, authority and capacity to own their respective properties and assets and to carry on the business in which they are now engaged.

      (b) DISTRIBUTION OF FUND SECURITIES - The Securities of each of the Funds are offered for sale to the public on a continuous basis in each of the provinces and territories of Canada pursuant to the Prospectus Documents. All material information and statements contained in the Prospectus Documents of each of the Funds are true and correct and contain no misrepresentation (as defined in the Securities Act (Ontario)).

      (c) COMPLIANCE WITH LAWS - The Manager and each of the Funds are in compliance in all material respects with all applicable laws, including but not limited to, applicable securities laws.


      (d) LICENSES AND REGISTRATIONS - The Manager and each of the Funds have received all approvals, licences, registrations and authorizations necessary for the conduct of their respective businesses as they are now conducted, all of which are in full force and effect; no violations thereof have been recorded; and no proceeding is pending or threatened which could result in the revocation or limitation thereof and neither the Funds nor the Manager is aware of any basis upon which the same may be revoked.

      (e) COMPLIANCE WITH CONSTATING DOCUMENTS - The Manager and, to the best of the Manager's knowledge after due inquiry, each of the portfolio managers appointed by the Manager in respect of the portfolios of each of the Funds have complied with the investment objectives, policies and restrictions of each of the Funds as provided in their respective Constating Documents, the Advisory Agreements and the Prospectus Documents.

      (f) CONSENTS AND APPROVALS - There are no consents, approvals, orders or authorizations of any Person or registrations, declarations, notices, filings or recordings with any Person required to be obtained or made by the Manager or any of the Funds in connection with the transactions contemplated by this Agreement, the execution and delivery of this Agreement or the performance of any of the terms and conditions of this Agreement other than the consent of the board of directors of the Corporate Fund and the Manager, in its own capacity and in its capacity as the manager of each of the Funds and the trustee of each of the Trust Funds.

      (g) RIGHT TO ASSIGN - The Manager has good and marketable title to the Fees assigned and transferred to FEP under this Agreement free and clear of any Lien (other than the rights of FEP under this Agreement) and has the right to assign such Fees to FEP. Each of the Fees is an Eligible Fee.

      (h) FINANCIAL STATEMENTS - (i) The financial statements of each of the Funds and the balance sheet of the Manager have been prepared in accordance with GAAP; and (ii) the financial statements of the Funds present fairly the financial position and investment portfolios of each of the Funds as of the respective dates thereof and the changes in each Fund's net assets for the period covered by those statements and the treatment of management fees, legal, audit, custodian, safekeeping fees, interest, operating and administrative costs payable by each of the Funds.

      (i) ABSENCE OF UNDISCLOSED LIABILITIES - Except to the extent reflected or reserved against in the financial statements of the Funds or otherwise disclosed herein or except as incurred in the ordinary and normal course of the business of each of the Funds, none of the Funds has any outstanding indebtedness or any liabilities or obligations (whether direct or indirect, current or long-term, accrued, absolute, contingent or otherwise).

      (j) TAX MATTERS - None of the Funds is in default in filing any tax returns or reports required to be filed as of the date of this Agreement covering any Canadian federal, provincial, municipal or local taxes, assessments or other imposts in respect of its respective capital, income, business or property. Each of the Trust Funds has qualified and continues to qualify as a mutual fund trust under the Income Tax Act (Canada). The Corporate Fund has qualified and continues to qualify as a mutual fund corporation under the Income Tax Act (Canada).

      (k) LITIGATION - There is no suit, action, litigation, inquiry, investigation, arbitration or proceeding, including appeals and applications to review, in progress or, to the knowledge of the Manager, threatened or pending against or relating to the Funds or the Manager or affecting their respective properties or businesses which might materially adversely affect properties, businesses, future prospects or financial condition of the Funds or the Manager or which might prevent or restrict the distribution to the public of the Securities in each jurisdiction in which the Securities are qualified for distribution or which may seek to prevent the consummation of the transactions contemplated by this Agreement or seek any determination or ruling which may materially and adversely affect the performance of the Manager or any of the Funds under the Agreement or could give rise to an Adverse Effect. There is not presently outstanding against any of the Funds any
            judgement,  decree, injunction, rule or order   of   any   court,
            governmental   department,    commission,    agency, instrumentality
            or arbitrator.

      (l) ACCURACY OF BOOKS AND RECORDS - The books and records, financial and otherwise, of each of the Funds and the balance sheet and books and records of the Manager (only in respect of the Fees) fairly and correctly set out and disclose in all material respects the financial position of each of the Funds and the Manager as of the date of this Agreement and all material transactions (subject to the qualifications as to the Manager's books and records) have been accurately recorded in those books and records.

      (m) ACCURACY OF INFORMATION PROVIDED - All information provided by or on behalf of the Manager and the Funds on or prior to the date hereof to FEP or any agent thereof for purposes of or in connection with this Agreement or the transactions contemplated by this Agreement are true, correct and complete in all material respects and no such information contains any material misrepresentation or material omission to state therein matters necessary to make the statements made therein not misleading in any material respect in light of the circumstances in which were made.

      (n) DUE AUTHORIZATION, EXECUTION AND DELIVERY - This Agreement has been duly authorized, executed and delivered by the Manager and each of the Funds and is a valid and binding obligation of the Manager and each of the Funds enforceable in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies, such as specific performance and injunction, are in the discretion of the court from which they are sought.

      (o) ABSENCE OF CONFLICTING AGREEMENTS - Neither the Manager nor any of the Funds is a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, regulation order, judgement, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery of this Agreement or the performance of any of the terms of this Agreement or which could have an Adverse Effect.

      (p) MATERIAL CONTRACTS - Except for the contracts and agreements (the "Material Contracts") listed in Schedule A, none of the Funds nor the Manager is a party to or bound by any presently existing oral or written contracts or a commitment which is material in respect of this Agreement and the transactions contemplated herein. The Material Contracts are in compliance in all material respects with applicable law, are in full force and effect, unamended, and no material default exists in respect of any of them on the part of any of the parties and there exists no set of facts which, after notice or lapse of time or both, would constitute such material default. Each of the Funds and the Manager has the capacity to perform all their respective obligations in the Material Contracts. Each of the Material Contracts has been duly executed by the signatories thereto and constitutes a valid and binding obligation of each of such signatories enforceable against them in accordance with its respective terms, free and clear of any mortgage, pledge, lien, charge, security interest or encumbrance or rights of others.

      (q) NO SECURITY AGREEMENT - No security agreement, equivalent security or lien instrument or, to the Manager's or any of the Funds' knowledge, any financing statement, other than the financing statements covering all or any part of the fees payable by the Funds to the Manager or the Fees payable to FEP under this Agreement, has been entered into or is on file or on record in any jurisdiction, except such as may be filed, recorded or made or contemplated by this Agreement or as provided in Schedule B hereto.

      (r) PRINCIPAL PLACE OF BUSINESS, NAME - The Manager and the Funds' principal place of business and chief executive office and the place where its records are kept is at the address first written above or such other address of which FEP has received notice pursuant to section 11.7. The full legal name of the Manager and of each Fund (including any French form, any combined English/French form and any other form) is set forth on Schedule C.

      (s) SECURITY ATTRIBUTES - The Securities of each of the Funds have the attributes described in the Prospectus Documents and, other than the ability to transfer and redeem Securities free of any Deferred Charge as described in the Prospectus Documents, no Security of any Fund has the benefit of any Conversion Feature.

      (t) INSOLVENCY - Since December 31, 1996, there has not occurred a Insolvency Event with respect to the Manager or any of the Funds.

      (u) DEFERRED CHARGES PAYABLE UPON TERMINATION - In the event of a termination of a Fund, a Deferred Charge as provided in this Agreement shall be payable in respect of each Distributed Security of such Fund outstanding for a period of 6 years or less from its date of issue or deemed date of issue.

      (v) INFORMATION CORRECT - All information in respect of the payment of Selling Commissions relating to each Fund to be set forth in each Manager Report will be true and correct in all material respects.

5.2 FEP'S REPRESENTATIONS AND WARRANTIES. FEP hereby represents and warrants to the Manager and each of the Funds that:

      (a) ORGANIZATION AND GOOD STANDING - FEP has been duly formed and organized as a limited partnership under the laws of the State of Texas and is validly existing, is up-to-date in all material filings and registrations required under the laws of the United States and has all necessary power, authority and capacity to own its property and assets and to carry on the business in which it is now engaged.

      (b) RESIDENCE - FEP and all of the partners of FEP are resident in the United States for purposes of the Internal Revenue Code of 1986 and the Canada-United States Income Tax Convention, 1980 and are non-residents of Canada for the purposes of the Income Tax Act (Canada).

      (c) G.S.T. - FEP is not a registrant under the Excise Tax Act (Canada) for the purposes of the goods and services tax.

      (d) DUE AUTHORIZATION, EXECUTION AND DELIVERY - This Agreement has been duly authorized, executed and delivered by FEP and is a valid and binding obligation of FEP enforceable in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and, to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

      (e) ABSENCE OF CONFLICTING AGREEMENTS - FEP is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law, provision, statute, regulation, order, judgement, decree or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the execution and delivery by it of this Agreement or the performance by it of any of the terms of this Agreement.

      (f) LITIGATION - There is no suit, action, litigation, inquiry, investigation, arbitration or proceeding, including appeals and applications to review in progress, pending or threatened against or relating to FEP or affecting its property or business which may materially adversely affect its property, business, future prospects or financial condition or which could materially adversely affect the performance or obligations of FEP under, or the validity or enforceability of this Agreement or which could give rise to any adverse effect on FEP's ability to pay or perform any of its material obligations under this Agreement.

      (g) FINANCIAL CAPACITY - FEP has the financial capability and resources to perform its obligations under this Agreement, including the payment of all Selling Commissions due to registered dealers pursuant to Article 4 of this Agreement.

5.3 NON-WAIVER. No investigation made by or on behalf of any party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any other party in or pursuant to this Agreement. No waiver by any party of any condition, in whole or in part, shall operate as a waiver of any other condition.

5.4 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All statements contained in any certificate or other document delivered by or on behalf of a party pursuant to or in connection with the transactions contemplated by this Agreement shall be deemed to be made by that party under this Agreement.

      All representations and warranties, covenants and agreements on the part of each of the parties contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall survive the Closing and shall survive for the duration of this Agreement.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

6.1 FEP'S CONDITIONS TO CLOSING. The obligation of FEP to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of FEP and may be waived by it in whole or in part by notice in writing to the Manager):

      (a) TRUTH AND ACCURACY OF REPRESENTATIONS AND WARRANTIES OF THE MANAGER AND THE FUNDS AT CLOSING TIME - All the representations and warranties of the Manager and the Funds made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as at the Closing Time. FEP shall receive a certificate from the Manager and each of the Funds confirming the truth and correctness in all material respects of the representations and warranties of the Manager and the Funds.

      (b) RECEIPT OF CLOSING DOCUMENTATION - All documentation relating to the assignment of Fees payable to FEP and the transactions contemplated by this Agreement, including a legal opinion from counsel to the Manager and the Funds, shall be satisfactory to FEP and its counsel. FEP shall receive copies of all documentation or other evidences it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with this Agreement in compliance with these conditions in form (as to certification and otherwise) and substance satisfactory to FEP and its counsel.

      (c) MATERIAL ADVERSE CHANGE - No material adverse change in the condition or operations of the business, assets or financial condition of the Funds or the Manager shall have occurred including any change in the fundamental investment objective of a Fund, and no Adverse Effect shall have occurred.

      (d) PERFORMANCE OF OBLIGATIONS - The Manager and each of the Funds shall have performed or complied with, in all respects, all obligations, covenants and agreements in this Agreement to be performed or complied with by the Closing Time.


      (e) CONSENTS, AUTHORIZATIONS AND REGISTRATIONS - All consents, approvals, orders and authorizations of any Person in Canada or elsewhere including, without limitation, the approval of the board of directors of the Corporate Fund and the Manager, in its own capacity and in its capacity as the manager, of each of the

            Funds and trustee of each of the Trust Funds, required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement shall have been obtained at or before the Closing Time.

      (f) MANAGER AND TRUSTEE OF THE FUNDS - The Manager shall, at the date of this Agreement and at the Closing Time, be the manager of each of the Funds and the trustee of each of the Trust Funds.

      (g) PPSA SEARCH REPORTS - FEP shall have received certified copies of search reports under applicable personal property security legislation dated reasonably near the Closing Date listing all effective financing statements which name the Manager (under its respective present name or any previous names) or any Fund as debtor and which are filed in the jurisdictions in which filings are required to be made pursuant to section 6.1(i) together with copies of such financing statements, none of which (other than those in favour of FEP) will cover any of the Fees due to FEP under this Agreement.

      (h) RELEASE OF EXISTING SECURITY INTERESTS - The Manager shall have caused FEP to receive duly executed copies of proper discharge statements, if any, necessary to release all security interests and other rights of any Person in the Fees due to FEP under this Agreement.

      (i) DULY REGISTERED FINANCING STATEMENTS - FEP shall have received confirmation of the registration of financing statements under the personal property security legislation of all jurisdictions FEP may deem reasonably necessary or desirable in order to perfect its interest in the Fees payable to it as contemplated by this Agreement, each of which shall be in form, scope and substance satisfactory to FEP.

      (j) FINANCIAL STATEMENTS - FEP or its Permitted Designee shall have received copies of the Manager's audited balance sheet as at September 30, 1997 together with the auditors' report thereon.

      (k) EVENT OF TERMINATION - The Manager and the Funds are in compliance with section 6.2(c).


6.2 FEP'S CONDITIONS TO PAYMENT OF SELLING COMMISSIONS FROM TIME TO TIME. The obligation of FEP to arrange for the distribution of Deferred Charge Securities and to pay Selling Commissions under this Agreement from time to time shall be subject to the satisfaction of, or compliance with, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of FEP and may be waived by it in whole or in part by notice in writing to the Manager) at each such time:

      (a) TRUTH AND ACCURACY OF REPRESENTATIONS AND WARRANTIES OF THE MANAGER AND THE FUNDS - The representations and warranties of the Manager and the Funds made in or pursuant to sections 5.1 (a), (b), (c),
            (d), (e), (g), (h), (i), (j), (k), (l), (m), (o), (p), (q), (t) and
            (v) shall be true and correct in all material respects as of the time of arranging for the distribution of Deferred Charge Securities and payment of such Selling Commissions and with the same effect as if made at the time of payment of Selling Commissions.

      (b) MANAGER AND TRUSTEE OF THE FUNDS - The Manager or an Affiliate of the Manager shall, at the time of payment of such Selling Commissions, be the manager of each of the Funds and trustee of each of the Trust Funds.

      (c) EVENT OF TERMINATION - Both immediately before and immediately after giving effect to the payment of a Selling Commission on such date by FEP, no FEP Event of Termination (or event which, with the passage of time or the giving of notice, or both, would constitute an Event of Termination) in respect of the Manager or any of the Funds shall have occurred and be continuing provided that, for purposes of this section, FEP Event of Termination (g) shall not be deemed to have occurred until the 60 day notice period provided for in section 8.1 has expired.

      (d) DISTRIBUTION RIGHTS - The Manager shall have delivered all Manager's Reports required to be delivered on or prior to such date pursuant to this Agreement, which shall be in form and substance reasonably satisfactory to FEP or its Permitted Designee.

      (e) PERFORMANCE OF OBLIGATIONS - The Manager and each of the Funds shall have performed or complied with, in all material respects, all obligations, covenants and agreements in this Agreement to be performed or complied with.

The delivery of the Manager Report from time to time shall constitute a representation and warranty by the Manager that, on the date of such delivery, the conditions set forth in section 6.2 have been fulfilled, except as specifically agreed to in writing by FEP.

6.3 MANAGER AND FUNDS' CONDITIONS. The obligations of the Manager and each of the Funds to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Manager and the Funds and may be waived by them in whole or in part by notice in writing to FEP):

      (a) TRUTH AND ACCURACY OF REPRESENTATIONS OF FEP AT CLOSING TIME - All the representations and warranties of FEP made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Time with the same effect as if made at and as at the Closing Time.

      (b) PERFORMANCE OF OBLIGATIONS - FEP shall have performed or complied with, in all material respects, all obligations, covenants and agreements in this Agreement to be performed or complied with by the Closing Date.

      (c) MATERIAL ADVERSE EFFECT - No material adverse change in the condition or operation of the business, assets or financial condition of FEP shall have occurred which would adversely affect its ability to pay or to perform its obligations under this Agreement.

      (d) CONSENTS, AUTHORIZATIONS AND REGISTRATIONS - All consents, approvals, orders and authorizations of any Person or government authority in Canada or elsewhere including, without limitation, the approval of the board of directors of FEP, required in connection with the contemplation of any of the transactions contemplated by this Agreement, the execution of this Agreement, the closing or performance of any of the terms and conditions of this Agreement shall have been obtained on or before the Closing Time.

                                   ARTICLE 7

                                   COVENANTS

7.1 COVENANTS OF THE MANAGER AND THE FUNDS. Each of the Manager and the Funds covenant and agree (but only as to itself) with FEP to the extent applicable that prior to the termination of this Agreement:

      (a) COMPLIANCE WITH MATERIAL CONTRACTS - Each of the Manager and the Funds, and the Manager shall use commercially reasonable efforts to cause each portfolio manager of each of the Funds to, duly comply with all applicable laws in the conduct of their respective businesses, to maintain and keep in full force and effect all licences, registrations and authorizations necessary to conduct their respective businesses and to fulfil all obligations on its part to be performed under or in connection with this Agreement, the Advisory Agreements and the Material Contracts to which it is a party unless the failure to do so would not have an Adverse Effect.

      (b) TERMINATION OF THE FUNDS - The Manager and each of the Funds shall, subject to the discharge of their respective fiduciary duties, not take any action, omit to take any action or initiate any proceeding which may, indirectly or directly, trigger the termination or wind-up of a Fund pursuant to any of the Material Contracts if such termination or wind-up has an Adverse Effect upon FEP.

      (c) MAINTENANCE OF BOOKS AND RECORDS - Each of the Manager and the Funds shall keep proper books and records in accordance with normal business practice in which full and appropriate entries shall be made of all transactions in relation to its business activity which relate in any manner to the transactions contemplated by this Agreement.

            The Manager shall cause its auditors to review the Manager's books and records relating to the payment of the Selling Commissions and the calculation of Fees and the Manager shall provide and shall cause its auditors to provide written affirmation as to the accuracy of those books and records in respect of the matters relating to the payment of Selling Commissions and the Fees no later than June 30, 1998 and thereafter within 90 days following the end of the Manager's fiscal year. The standards relating to the review of such books and records must be acceptable to the Manager's and FEP's auditors as complying with Canadian and U.S. generally accepted accounting standards. The Manager shall pay all reasonable expenses incurred by FEP in reviewing the Manager's books and records and such written affirmation.

      (d) DISCLOSURE OF MATERIAL CHANGES - Each of the Manager and the Funds shall promptly give written notice to FEP (i) of any FEP Event of Termination or event which, with the passage of time or the giving of notice or both, would constitute an FEP Event of Termination; (ii) any material litigation or proceedings with respect to the Manager, any portfolio manager of any of the Funds or the Funds or any of their respective assets or properties which, if adversely determined, could give rise to an Adverse Effect; (iii) the failure of any representation or warranty of the Manager or any of the Funds contained in this Agreement to be true and correct in all material respects as of the date given; or (iv) the failure of any of the Manager or the Funds to perform any obligation which is required to be performed by it under this Agreement in any material respect on a timely basis; (v) any material change in the management or structure of the Funds.


      (e) FURTHER INSTRUMENTS AND DOCUMENTS - Each of the Manager and the Funds shall promptly at its expense execute and deliver to FEP such further instruments and documents and take such further action as FEP may from time to time reasonably request in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created or intended to be created hereby and thereby including, without limitation, the execution and delivery, recording and filing of financing statements under the personal property securities legislation of any applicable jurisdiction, provided however, that the Manager and the Funds shall not be obligated to execute and deliver such further instruments and documents if they would thereby incur any material obligations or liabilities not contemplated by this Agreement.

      (f) RIGHTS OF INSPECTION - Each of the Manager and the Fund shall permit FEP or any Permitted Designee reasonably acceptable to the Manager and the Funds to visit and inspect the properties, files, books and records of the Manager relating to the Fees, this Agreement, the transactions contemplated hereby and the financial condition, results of operations, cash flows of the Funds and to discuss the foregoing with the officers, partners, employees and accountants of the Manager, all at such reasonable times during reasonable business hours and as often as FEP may reasonably request.

      (g) MAINTENANCE OF PROSPECTUS - Each of the Funds and the Manager shall maintain the Prospectus Documents in order to qualify the Securities of the Funds for sale to the public in full force and effect so that the Deferred Charge Securities may be offered for sale to the public in all of the provinces and territories of Canada during the period in which FEP has the right to arrange for the distribution of Deferred Charge Securities hereunder.

      (h) PRESERVATION OF RELATIONSHIPS - The Manager shall, and shall use commercially reasonable efforts to, and use commercially reasonable efforts to cause the portfolio managers for the Funds to, in each case, consistent with past practice, preserve their relationships with each Fund, including without limitation, those arrangements relating to distribution, management, investment management and administration of the Funds; and not to terminate or take any action or omit to take any action which would, indirectly or directly, trigger the termination of a Material Contract. For greater certainty, the foregoing sentence shall not prevent the Manager from (i) terminating a Material Contract when the Manager, acting reasonably, considers such action to be in the best interests of a Fund or the Funds; or (ii) assigning a Material Contract to an Affiliate, provided that such assignment does not result in an Adverse Effect.

      (i) DELIVERY OF LENDER NOTICES - The Manager and the Funds shall deliver to FEP a copy of all notices or waivers of default, delivered by any lenders to the Funds and of all agreements and amendments entered into with such lenders.

      (j) CHANGE TO INVESTMENT OBJECTIVE OF A FUND - In the event, the investment objective of a Fund is amended and such amendment has a material impact upon the Fees received by FEP, then the Manager and such Fund agree to amend the Monthly Fee payable to FEP under this Agreement in light of such material impact.

      (k) PAYMENT OF FUNDS - If the Manager or any designee or agent thereof shall receive any of the Fees from a Fund, the Manager or such designee or agent shall hold such Fees in trust for FEP (acknowledging that such Fees do not constitute property of the Manager) and immediately following receipt of any such Fees, the Manager shall, or shall cause such Person to, remit the same to FEP in the form received and ensure that such amounts are not commingled with other funds.

      (l) PROVISION OF INFORMATION - All information provided by or on behalf of the Manager or the Funds after the date hereof to FEP or any Permitted Designee for purposes of or in connection with this Agreement, or the transactions contemplated hereby, will be true, correct and complete in all respects material to the Fees and the transactions contemplated by this Agreement and no such information will contain any material misrepresentation or material omission to state therein matters necessary to make statements therein not misleading in any respect material to the Fees and the transactions contemplated by this Agreement in light of the circumstances in which they are made, provided that this covenant shall apply only to such misrepresentations or omissions as would give rise to an Adverse Effect.

      (m) STATUS OF FEES - Except to the extent expressly permitted by this Agreement, neither the Manager or the Funds shall permit to exist any Lien on or attempt to transfer or grant a security interest in any interest in any Fees.

      (n) NOTICE RESPECTING PRINCIPAL OFFICE, NAME - The Manager shall not move its chief executive office, principal place of business or the place where it keeps its records concerning the Fees from the office specified in section 5.1(r) or change its name (including any French form, any combined English/French form and any other form) or the name under or by which it conducts its business unless the Manager shall have given to FEP not less than 15 Business Days' prior written notice of its intention to do so, and of any new location or new name.

            The Manager and the Funds shall not take any action or omit to take any action that will have an Adverse Effect upon FEP's interest in the Fees under personal property security legislation and each of such parties agrees that it will do all such things as are reasonably necessary to permit FEP to maintain the priority registration of its financing statements respecting its interest in the Fees under the personal property security legislation.

      (o)   PROVISION OF BALANCE SHEET - The Manager shall furnish to FEP:

               (i) its balance sheet as soon as available and no later than 90 days after the end of its fiscal year. An opinion of the independent auditors of the Manager will accompany its balance sheet confirming that such balance sheet has been prepared in accordance with GAAP and fairly presents the financial condition;

               (ii) as soon as  available,  and in no event  later  than 90 days after the end of each semi-annual period of its fiscal year, the balance sheet referred to in clause (i) above for the semi-annual period which shall be prepared in accordance with GAAP but need not be audited;

               (iii)together with each  delivery of the balance  sheet  pursuant to clause (i) above a certificate signed by any of its senior financial officers certifying in their official capacity only and not personally as to the absence of an FEP Event of Termination as of the date thereof; and

               (iv) promptly such other information as FEP may from time to time reasonably request.

      (p) FEE PAYMENT BY A FUND - If at any time after the date of this Agreement an Insolvency Event occurs, the Manager or an Affiliate of the Manager is no longer the manager of a Fund or is no longer the trustee of a Trust Fund, such Fund agrees that from and after such date such Fund shall continue to be responsible for and shall continue to pay to FEP the amounts required to be paid to FEP under this Agreement and such Fund, and the Manager shall use its best efforts to cause any successor manager, trustee, receiver-manager or such other Person, as the case may be, to enter into any necessary agreement to provide for the continuing provision of the service of FEP and the uninterrupted payment of the Fees to FEP as provided for in this Agreement.

      (q) MAINTENANCE OF FEES - Each Fund and the Manager hereby agrees with FEP that they will not, at any time while FEP is entitled to receive payment of any amount hereunder, consent to or agree to a reduction in the Deferred Charge for Distributed Securities or any alteration in the manner or as to the time of calculation of the Deferred Charge or effect any action, amendment or change of any nature whatsoever if the effect of such reduction, alteration, action, amendment or change would be to reduce the amounts payable to FEP or materially adversely affect the timing of the receipt of such amounts payable pursuant to Article 4.

      (r) MANAGER AND TRUSTEE OF THE FUNDS - The Manager shall, at the date of this Agreement and at the Closing Time, be the manager of each of the Funds and the trustee of each of the Trust Funds.

      (s) PAYMENT OF TAXES - Each of the Manager and the Funds shall cause to be paid and discharged all taxes, assessments and other charges or levies of any authority imposed upon it or upon any of its income or assets, prior to the day on which penalties are attached thereto, if the failure to pay and discharge such tax assessment or other charges or levies could give rise to an Adverse Effect.

      (t) PROTECTION OF FEP'S RIGHTS - Each of the Manager and the Funds shall use commercially reasonable efforts consistent with past practice to protect the interests of FEP under this Agreement for so long as FEP is entitled to any Fees under this Agreement.

      (u) CORPORATE RESTRUCTURING - Neither the Manager or any of the Funds shall (i) sell or otherwise dispose of all or substantially all of its assets; (ii) consolidate or merge with or enter into any agreement to do so with another Person; (iii) acquire all or substantially all the assets of another Person; or (iv) permit a majority of the interest in the capital distribution or profits of it to be acquired by any Person; unless, in all cases, the Manager provides to FEP reasonable written notice consistent with the disclosure obligations it would have if it were a public company and provided that (i) immediately after giving effect to such consolidation, merger, sale, disposition or other transaction, the corporation or other entity formed by or surviving any such consolidation, merger or other transaction or to which such sale or disposition shall have been made, whether the Manager or the Funds, as the case may be, or such other entity (the "Surviving Entity") shall not be in default in performance or observation of any of the terms, covenants and conditions of any Program Document to be kept or performed by it or any indebtedness or financing transaction for itself that would have an Adverse Effect; (ii) the Surviving Entity shall expressly assume the due and punctual performance and observation of all covenants and conditions of the Program Documents to be performed or observed by the predecessor entity, if any, by agreement reasonably satisfactory in form and substance to FEP; and (iii) FEP shall have satisfied itself as to the continued perfection and priority of its security interest in the Fees.

      (v) BOARD OF DIRECTORS FOR THE FUNDS - The Manager and each of the Funds shall provide 60 days' prior written notice to FEP of any proposed introduction of a board of directors for any of the Funds.

      (w) CLIENT AND PORTFOLIO REPORTING - The Manager shall provide client and portfolio reporting to FEP. Client reporting will consist of the administration package of reports on monthly securityholder activity derived from the Funds' transfer agent's system. Portfolio reporting will consist of a monthly balance sheet (statement of condition) inclusive of price and securities (with CUSIP numbers) reported to FEP in respect of each Fund separately. The portfolio reports shall be in substantially the same form as those currently generated by the Manager's accountants daily.

7.2 COVENANTS OF FEP. FEP covenants and agrees with each of the Manager and the Funds to the extent applicable that prior to the termination of this Agreement:

      (a) SERVICES RENDERED OUTSIDE CANADA - FEP shall not and shall not permit any of its employees to render in Canada the services of arranging for the distribution of Deferred Charge Securities or any other service for which it receives a fee under the Program Documents.

      (b)   PROVISION OF FEP BALANCE SHEET - FEP shall furnish to the Manager:

               (i) its balance sheet as soon as available and no later than 90 days after the end of its fiscal year. An opinion of the independent auditors of FEP will accompany its balance sheet confirming that such balance sheet has been prepared in accordance with GAAP and fairly presents the financial condition;

               (ii) as soon as  available,  and in no event  later  than 90 days after the end of each semi-annual period of its fiscal year prior to the Termination Date, the balance sheet referred to in clause (i) above for the semi-annual period which shall be prepared in accordance with GAAP but need not be audited;

               (iii)together with each  delivery of the balance  sheet  pursuant to clause (i) above, a certificate signed by any of its senior financial officers certifying in their official capacity only and not personally as to the absence of a Manager's Event of Termination as of the date thereof.

                                    ARTICLE 8

                     TERMINATION EVENTS AND PURCHASE EVENTS

8.1 FEP TERMINATION EVENTS. The obligation of FEP to arrange for the distribution of Deferred Charge Securities and to pay the Selling Commissions pursuant to Article 3.6 may be terminated by FEP if a FEP Event of Termination shall occur and be continuing. Such termination shall be effected by the giving of written notice to the Manager giving the Manager 15 Business Days (60 days in the case of FEP Event of Termination (g)) to cure such breach during which period FEP shall not have the right to suspend its obligation to arrange for the distribution of Deferred Charge Securities and to pay Selling Commissions. If such breach continues uncured, at the expiration of such notice period, FEP may give a second written notice to the Manager declaring that the Termination Date has occurred (in which case the Termination Date shall be deemed to have occurred on the date such second notice is given). The parties agree that in respect of FEP Event of Termination (g), the parties shall use their respective commercially reasonable efforts during such 60 day notice period to restructure the distribution arrangement contemplated by the Program Documents to attempt to accommodate and facilitate the continued arrangement notwithstanding such change.

8.2   PURCHASE EVENTS.

      (a) If any Purchase Event shall occur and be continuing, FEP may, without prejudice to any other rights and remedies which FEP may have under or in connection with this Agreement or any other Program Document or under applicable law, waive the Purchase Event.

      (b) FEP may by written notice to the Manager require that the Manager or the Funds use their respective commercially reasonable efforts to cure the Purchase Event within 15 Business Days after receipt of such notice, and, if the Manager or the Funds do not so cure such Purchase Event within such cure period, FEP may elect any one of the following courses of action:

               (i)  waive the breach;

               (ii) sue the Manager or the Funds for damages; or

               (iii)grant the Manager or a Person  acceptable to the Manager and
                    FEP, acting reasonably, the option to purchase FEP's right to Fees for an amount equal to 110% of the FEP Balance Sheet Carrying Value as of the expiration of the cure period set forth above.


      (c) Upon receipt of any payment under section 8.2(b) (iii), FEP shall execute and deliver to the replacement party(s) such instruments relating to the Fees as the replacement party(s) or its counsel may reasonably request to convey to the replacement party(s), without representation or warranty of any kind (other than a warranty that FEP is conveying such interest in the Fees as was conveyed to it by the Manager free and clear of any Liens), such interest, if any, as FEP shall then have in the Fees, except that FEP shall not be obligated to execute and deliver any instrument if it would, as a result, incur any material obligation or liability not contemplated by this Agreement. Upon receipt of such payment, FEP shall not be entitled to indemnification under section 9.1 other than with respect to Liabilities alleged by a Person other than the Funds and the Manager.

      (d) If the Manager elects not to purchase the Fees and FEP pursues such remedies as it may have related to the circumstances that gave rise to such Purchase Event, the parties hereto acknowledge that, due to the difficulty that FEP may have proving the amount of monetary damage that it will have suffered or may in the future suffer as a result of such circumstances, an equitable remedy for such injury may be appropriate.

8.3   MANAGER SUSPENSION AND TERMINATION RIGHTS.

      (a) MANAGER'S TERMINATION RIGHT. Provided that a FEP Event of Termination has not occurred and is continuing, the right of FEP to arrange for the distribution of Deferred Charge Securities of the Funds under this Agreement may be terminated by the Manager if FEP fails to pay Selling Commissions pursuant to Article 3 and such failure is continuing. Such termination shall be effective by the giving of written notice to FEP by the Manager giving FEP 15 Business Days to cure such breach during which period the Manager shall not have any right to terminate FEP's distribution right. If such breach continues uncured, at the expiration of such notice period, the Manager may give a second written notice to FEP declaring that the Termination Date has occurred (in which case a Termination Date shall be deemed to have occurred on the date such second notice is given).

      (b) MANAGER'S PURCHASE EVENT. If a Manager Event of Termination shall occur and be continuing, the Manager or its designee may, with or without the consent of FEP, upon 60 days' notice, purchase all of FEP's right, title and interest in and to all the Fees for a price equal to the FEP Balance Sheet Carrying Value in respect of each Quarterly Pool. Upon receipt of any such payment, FEP shall execute and deliver to the Manager or its designee such instruments relating to the Fees as the Manager or its counsel may reasonably request to convey to the Manager without representation or warranty of any kind (other than a warranty that it owns such interest in the Fees as was conveyed to it by the Manager free and clear of all Liens), such interest, if any, as FEP shall then have in the Fees, except that FEP shall not be obligated to execute and deliver any instrument if it would, as a result, incur any material obligation or liability not contemplated by the Program Documents to which it is a party. The parties agree that, in respect of the Manager Event of
            Termination (a), the parties shall use their respective commercially reasonable efforts during such 60 day notice period to restructure the distribution arrangement contemplated by the Program Documents to attempt to accommodate and facilitate the continued arrangement notwithstanding such change.

      (c) MANAGER'S SUSPENSION RIGHTS. The Manager may at any time and from time to time suspend FEP's right to arrange for the distribution of Deferred Charge Securities, for a maximum period of 12 calendar months per suspension, provided that, in respect of each suspension:

               (i) it provides to FEP not less than 60 days prior written notice of the suspension; and

               (ii) the  suspension  period  may  only  commence  on  the  first business day of a calendar month following the expiry of the notice period;

            and provided that in respect of the termination of an existing suspension period and the recommencement of FEP's distribution right under the Agreement:

               (i) not less than 60 days written notice is provided by the Manager to FEP prior to the expiry of the applicable suspension period; and

               (ii) following the termination of an existing  suspension period,
                    FEP's distribution right shall be for a minimum of three months.

            The parties acknowledge and agree that FEP shall be entitled to terminate this Agreement at any time following the end of a 12 calendar month suspension period if the Manager has not provided written notice to FEP of the Manager's intent to recommence FEP's distribution right 60 days prior to the end of the suspension period.

            In addition to its rights of suspension as provided above, the Manager, may, at any time, terminate FEP's right to arrange for the distribution of Deferred Charge Securities in respect of any future Quarterly Pool by providing 90 days prior written notice to FEP.


8.4 COSTS AND EXPENSES OF FEP. All costs and expenses incurred by FEP in connection with the enforcement of this Agreement against the Manager or the Funds resulting from an FEP Event of Termination or a Purchase Event shall be paid by the Manager or the Funds forthwith on demand therefor by FEP. The payment obligations of the Manager and the Funds under this section shall be several.

8.5 COSTS AND EXPENSES OF MANAGER. All costs and expenses incurred by the Manager in connection with the enforcement of this Agreement against FEP resulting from a Manager Event of Termination shall be paid by FEP forthwith on demand therefor by the Manager.

                                    ARTICLE 9

                                 INDEMNIFICATION

9.1 INDEMNIFICATION OF FEP. The Manager and each of the Funds severally agree to indemnify and hold harmless FEP, each of its partners and each of their respective Affiliates and their respective officers, directors, employees, agents and advisers (an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, expenses, obligations, penalties, actions, suits, judgements and disbursements or any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel and expert witnesses (collectively but without duplication the "Liabilities")) that may be incurred by, asserted or awarded against any Indemnified Party, in each case arising out of or relating to or by reason of any one or more of the following:

      (a) preparation for, or defence of, any investigation, litigation or proceeding arising out of or relating to any of the Prospectus Documents, this Agreement or the transactions contemplated hereby;

      (b) any failure or alleged failure by the Manager or a Fund to perform any of its obligations contained in this Agreement promptly and fully;

      (c) any failure or alleged failure of any representation or warranty made or deemed made by the Manager or a Fund contained in this Agreement which has an Adverse Effect;

      (d) any failure or alleged failure to provide to FEP good and marketable title under applicable personal property securities legislation to the Fees;

      (e) the failure of this Agreement or the Program Documents to comply with law; and

      (f) any non-fulfilment of any condition precedent or covenant on the part of the Manager or any of the Funds under this Agreement whether before or after the Closing, provided that the Manager and the Funds shall not be required to indemnify any Indemnified Party in respect of any Liability if and to the extent that such Liability results from one or more of the following:

      (g) the negligence or wilful misconduct of an Indemnified Party or any other Person for whom an Indemnified Party acts; or

      (h) the failure of the Indemnified Party to perform any of its covenants set forth in this Agreement or any failure of any of the representations and warranties of the Indemnified Party to be true and correct.

The parties acknowledge and agree the Manager shall only be responsible pursuant to this section to the extent of its obligations under the Agreement and its sole liability under this section shall be limited to any liability resulting from the Manager's failure to perform its obligations under this Agreement.

9.2 INDEMNIFICATION OF MANAGER AND THE FUNDS. FEP agrees to indemnify and hold harmless the Manager and the Funds, each of its partners and each of their respective affiliates and their respective officers, directors, employees, agents, advisers of any Person controlling any of the foregoing (an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, expenses, obligations, penalties, actions, judgements and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel and expert witnesses (collectively but without duplication the "Liabilities")) that may be incurred by, asserted or awarded against any Indemnified Party, in each case arising out of or relating to or by reason of any one or more of the following:

      (a) failure or alleged failure by FEP to perform any of its obligations contained in this Agreement promptly and fully;

      (b) the imposition of withholding tax under Canadian tax laws on the payment of Fees to FEP or under U.S. tax laws on the payment of Selling Commissions or any other payment made by FEP under the Program Documents;

provided that FEP shall not be required to indemnify any Indemnified Party in respect of any Liability if and to the extent that such Liability resulted from one of the following:


      (c) the negligence or wilful misconduct of an Indemnified Party or any other Person for whom an Indemnified Party acts other than any negligence or wilful misconduct relating to the failure to withhold or remit tax under Canadian tax laws; or

      (d) the failure of the Indemnified Party to perform any of its covenants set forth in this Agreement or any failure of any of the representations and warranties of the Indemnified Party to be true and correct.


                                   ARTICLE 10

                                ADDITIONAL FUNDS

10.1  ADDITIONAL FUNDS.

      (a) The Manager shall add Additional Funds to the Funds in respect of which FEP's distribution right extends. The Manager shall cause each Additional Fund to become a party to this Agreement as fully and effectually as if it had been an original signatory hereto. Each of the remaining parties hereto shall execute and deliver such amendments to this Agreement as shall be necessary to give effect to this section. Subject to compliance with the foregoing, each such Additional Fund shall be deemed to be a "Fund" within the meaning hereof and the mutual fund securities of such Additional Funds which are sold on a deferred-charge basis shall be deemed to be "Deferred Charge Securities" within the meaning hereof and the terms and conditions of this Agreement shall be applicable to such Additional Funds.

            The Manager agrees not to permit any Distributed Security to become a Transfer Security of an Additional Fund, until such Additional Fund becomes a party to this Agreement.

      (b) The Manager may add to the Funds in respect of which FEP's distribution right extends, any open-end mutual fund, the management and distribution rights of which are acquired from a third party from time to time. The Manager shall add such open-end fund to FEP's distribution right if the Manager provides for an exchange privilege to investors allowing the transfer from such open-end funds to the Funds. If the Manager elects or is required to add such open-end fund to FEP's distribution right, such Fund shall be considered an Additional Fund and shall be treated and subject to the conditions noted above in paragraph
            (a).

      (c) The Manager may add to the Funds in respect of which FEP's distribution right extends, any closed-end fund created or reorganized by the Manager if FEP and the Manager agree as to an appropriate fee structure in respect of such Fund. If an agreement as to an appropriate fee structure is reached, such Fund shall be considered an "Additional Fund" and shall be treated and subject to the conditions noted above in paragraph (a).

      (d) The Manager shall provide notice to FEP of any Additional Fund on or about the time when the Manager files the preliminary prospectus for the Additional Fund.


10.2 CHANGE IN MARKET CONDITIONS. During any period or periods when, in the reasonable opinion of the Manager, the state of the financial markets becomes such that it would be impracticable or unprofitable to offer or to continue to offer the Deferred Charge Securities for sale to the public, or if any event has occurred or situation developed which renders it inexpedient or unprofitable to offer or to continue to offer the Deferred Charge Securities for sale to the public, the Funds and the Manager shall be under no obligation to offer or to continue to offer the Deferred Charge Securities for sale to the public. Any such discontinuation in the offering of Deferred Charge Securities will not have any effect on the obligation of the Manager and the Funds to pay FEP the remuneration to which it is entitled under Article 4 or to continue to qualify outstanding Distributed Securities under applicable securities legislation, to the extent necessary to give effect to the provisions of this Agreement.

                                   ARTICLE 11

                                     GENERAL

11.1 AMENDMENT OF AGREEMENT. This Agreement may be amended from time to time only by written consent of the Funds, the Manager and FEP.

11.2 TERMINATION OF FEP AS EXCLUSIVE DISTRIBUTOR. If FEP is unable to carry out its obligations hereunder (which may occur if FEP is unable to pay Selling Commissions for all of the Original Charge Securities sold during the period of its appointment as distributor under this Agreement), the Manager may terminate FEP's exclusive right to arrange for distribution of Deferred Charge Securities and may: (i) pay Selling Commissions directly; (ii) enter into agreements with other parties to pay Selling Commissions; or (iii) limit, by allotment or otherwise, sales of Deferred Charge Securities.

11.3 RESIGNATION BY FEP. FEP may resign as distributor on not less than 365 days' prior notice to the Funds and the Manager provided such notice may not be provided prior to the date which is six months from the date of this Agreement. In such event, FEP shall thereafter have no entitlement to arrange for the distribution of Deferred Charge Securities but shall be entitled to continue to receive payment of the Fees payable pursuant to Article 4.

11.4  ASSIGNMENT

      (a) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and permitted assigns; provided, however, that, except as permitted under paragraph 11.4(c), section 7.1(u) or to an Affiliate of the Manager, the Manager may not assign its rights or obligations hereunder or in connection herewith or any interest herein or under any other Program Document or with respect to any Fees or the proceeds thereof without FEP's prior written consent, such consent not to be unreasonably withheld; and provided further that, except as provided in sections 11.4(b) and 11.4(c), FEP shall not assign its rights or obligations hereunder or under any other Program Document or in respect of any Fees or the proceeds thereof, without the prior written consent of the Manager, such consent not to be unreasonably withheld.


      (b) The rights and obligations of FEP under this Agreement shall be assignable in connection with any merger, consolidation or sale or disposition of all or substantially all of the assets of or the general and limited partnership or corporate interests in FEP with or to another entity, provided that the surviving entity shall (i) be a corporation or other entity organized under the laws of any country in Europe, the United States of America or any State thereof or of Canada or any province thereof, (ii) expressly assume the due and punctual performance and observance of all covenants and conditions of this Agreement and all other Program Documents to be performed or observed by FEP, by agreement reasonably satisfactory in form and substance to the Manager and (iii) prior to the Termination Date, have a net worth prior to the Termination Date at least equal to that of FEP, and access to funding sources for purposes of making payments of Selling Commissions hereunder equivalent in an amount to those to which FEP had access, immediately prior to such merger, consolidation or sale or disposition of assets or interests. FEP shall have the right, subject to section 11.4(d) and (e), to assign to any Person, as a part of and in connection with a Takeout Transaction, its right, title and interest in the Fees and the proceeds thereof; provided that FEP shall not assign to any Person any other right, title or interest of FEP hereunder or under any other Program Document (including, without limitation, the benefit of the representations and warranties of, or indemnification agreed to, by the Manager contained in this Agreement or any other Program Document). Notwithstanding the foregoing, FEP may (i) pledge all of its rights under this Agreement or any other Program Document to a major financial institution as security for money borrowed, or (ii) make representations  or warranties  and grant  indemnities to another
            Person, as a part of and in connection with a Takeout Transaction, which are similar to the representations, warranties and indemnities agreed to by the Manager in this Agreement or any other Program Document.

      (c) The parties agree and consent to the assignment of their respective rights and obligations under this Agreement to the Joint Venture.

      (d) In the event that a Takeout Transaction is proposed which would involve the offering by prospectus of securities in Canada then:

               (i) FEP shall give the Manager notice of such proposed Takeout Transaction;

               (ii) the Manager shall then have 30 days from the receipt of such notice to give FEP notice of the intent of the Manager or one of its Affiliates to file a preliminary prospectus within 30 days of the date of the Manager's notice with respect to an offering relating to the funding of the payment of Selling Commissions in respect of Deferred Charge Securities;

               (iii)if the  Manager  does  not  give  notice  within  the 30 day period described in (ii) above, or if the Manager or its Affiliate does not file a preliminary prospectus within 30 days of giving its notice, then the proposed Takeout Transaction may proceed;

               (iv) in any other case, the proposed Takeout Transaction will not proceed until the earlier of: (A) the first closing of the offering described in (ii) above, and (B) 12 months from the date of the Manager's notice.

      (e) FEP shall not have the right to assign any of its rights under this Agreement to any of the top five mutual fund management companies in Canada and the U.S., as measured by the net asset value of funds under management published as at the end of each calendar year by the Investment Funds Institute of Canada and the Investment Companies Institute, as applicable. This exclusion shall not apply to Affiliates or associates of such fund companies that are not involved in the management and distribution of retail investment funds.

11.5 LIABILITY. FEP shall not be liable for any error of judgment or for any loss suffered by any Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from misfeasance, bad faith or negligence on its part in the performance of, or reckless disregard by it of, its obligations hereunder.


11.6 CONFIDENTIALITY. Unless otherwise required by applicable law, the Manager, the Funds and FEP agree to maintain the confidentiality of this Agreement (and all drafts thereof), the transactions contemplated hereby and all confidential, material, non-public information concerning the other parties to this Agreement, which information has been provided by such party by another party and was not also available to such party through other means (collectively, "Confidential

Information"); provided that nothing in this section shall prohibit disclosure of Confidential Information by any such Person as follows:

      (a) pursuant to an order under applicable law or pursuant to a subpoena or other legal process;

      (b) to the officers, directors, partners, employees, legal counsel or auditors of, or lenders to, such Person, who shall also be instructed to maintain it as confidential;

      (c) in the case of any Fund, to any then current directors or trustees of such Fund, Fund counsel, independent accountants or officers, who shall also be instructed to maintain it as confidential;

      (d) to any permitted assignee or permitted pledgee of all or any portion of such Person's right, title or interest in this Agreement or the Fees, provided that such permitted assignee or pledgee agrees in writing delivered to and for the benefit of all parties to this Agreement to be bound by the terms of this section; or

      (e) to any proposed permitted assignee or permitted pledgee of all or any portion of such Person's right, title and interest in this Agreement or the Fees, provided that such Person advises such proposed permitted assignee or pledgee in writing that such Confidential Information is confidential, non-public information and requests that such proposed permitted assignee or pledgee keep it confidential and use it only for purposes of evaluating the proposed assignment or pledge and such proposed permitted assignee or pledgee agrees in a writing delivered to and for the benefit of all parties to this Agreement to be bound by the provisions of this section and provided, further that FEP shall not disclose such Confidential Information to any assignee or pledgee pursuant to clause (d) above or this clause (e) which is or is an affiliate of an investment adviser, principal underwriter, administrator or subadvisor to any registered, open-end management investment company.

      Notwithstanding anything to the contrary contained herein, FEP shall keep, and shall use its commercially reasonable efforts to cause its officers, directors, partners, employees, advisers, legal counsel, auditors, lenders and affiliates to keep, confidential all Confidential Information concerning the Funds delivered or made available by the Manager or the Funds to FEP or such other Persons, including without limitation the Fund Documents (to the extent not publicly available), shareholder records, shareholder transaction records and information concerning the composition of their respective portfolios, and information concerning the financial condition of the Manager of its parent (and FEP shall not, and shall cause each of the foregoing other Persons not to, use such information to sell securities to or purchase securities from any such Fund or other investment company or recommend such trading to any other Person on the basis of such information).

11.7 NOTICE. Any notice which is required or permitted to be given under this Agreement may be given in writing by delivery in person or by ordinary prepaid mail by addressing the same to the party to whom it is to be given at the address first written above or at such other address as such party may designate by notice in the foregoing manner. Any notice so given shall be deemed to have been given on the day it is personally delivered or on the day which is five days after it is mailed, as the case may be.

11.8 DISPUTE RESOLUTION. Any dispute relating to the Program Documents, including the method or the calculation of the payments, shall be negotiated in good faith by the parties. If any dispute cannot be resolved, any party may give written notice to the other parties that the arbitration proceedings described below shall apply to all or a specified part of the issues in dispute.

      Upon receipt of the notice referred to in the preceding paragraph, the parties shall attempt to agree on an arbitrator and, if they are unable to agree within 10 Business Days, FEP shall name an arbitrator who is a partner of PricewaterhouseCoopers or such other accounting firm retained by the Manager, or who is a partner of any nationally recognized accounting firm in Canada agreed to by the Manager. The arbitrator shall be given access to all materials and information reasonably requested by him for such purpose. The rules and procedures to be followed in the arbitration proceedings shall be determined by the arbitrator in his discretion. To the extent not inconsistent with this Agreement, the arbitration shall be governed by the International Commercial Arbitrations Act (Ontario). The arbitrator's determination of all matters in dispute shall be final and binding on all parties and shall not be subject to appeal by any party. The fees and expenses of the arbitrator shall be determined by the arbitrator.

      Any amount determined to be payable by one party to another shall be payable with interest calculated at an annual rate on interest reported by Chase Bank Canada as its "prime rate", for the period commencing from the date such payment was originally due to the date payment actually is made.

11.9 TAXES. The Manager or the Funds, as applicable, shall pay any present or future sales or excise taxes, excluding FEP's income taxes, imposed under Canadian legislation upon the supply of services by FEP under this Agreement (hereinafter referred to as "Sales Taxes"). In addition, the Manager or the Funds, as applicable, shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise under Canadian legislation from any payment made by or on behalf of the Funds, hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Program Document to which the Manager, the Funds or any of their respective Affiliates is a party (hereinafter referred to as "Other Taxes"). FEP shall be entitled to indemnification under section 9.1 for the full amount of Sales Taxes or Other Taxes (including, without limitation, any Sales Taxes or Other Taxes imposed by any Canadian jurisdiction on amounts payable under this section 11.9) paid by the Manager or the Funds and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Sales Taxes or Other Taxes were correctly or legally asserted.

11.10 SEPARATE LIABILITY OF FUNDS. The liability and obligations of each Fund to the Manager and FEP hereunder shall be separate and distinct from the liability and obligations of each of the other Funds with the result that no Fund shall be liable or responsible for the action or inaction of any other Fund. Notwithstanding the foregoing and notwithstanding that the Manager may cease to be the manager of any Fund, each of the Funds agrees that it shall provide to FEP and the Manager such information as may be required from time to time to determine the amount of the Fees payable pursuant to Article 4.

11.11 HEADINGS. In this Agreement, the headings are for convenience of reference only, do not form a part of this Agreement and are not to be considered in the interpretation of this Agreement. References to Articles, sections, paragraphs, subparagraphs and clauses are to Articles, sections, paragraphs, subparagraphs and clauses of this Agreement.

11.12 GENDER AND NUMBER. In this Agreement, words importing the masculine gender include the feminine and neuter genders, words importing persons include all Persons, and words in the singular include the plural, and vice versa, wherever the context requires.

11.13 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality shall not affect the validity of the remainder of this Agreement.

11.14 FURTHER ACTS. The parties hereto agree to execute and deliver any such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof. Without limiting the generality of the foregoing, each of the Funds agrees that it will provide to the other Funds, the Manager and FEP such information as to date of issue and issue price of its Deferred Charge Securities and such other information as shall be required to facilitate the calculating of any amounts which are payable hereunder.

11.15 CURRENCY. All dollar amounts referred to in this Agreement or required to be paid hereunder, are in Canadian funds.

11.16 INTEREST RATE EQUIVALENCE. For the purposes of the Interest Act (Canada), where in this Agreement a rate of interest is to be calculated on the basis of a year of 360 or 365 days, the yearly rate of interest to which the said rate is equivalent is the said rate multiplied by the number of days in the calendar year commencing on the first day of the period for which such calculation is made and divided by 360 or 365 (as applicable).

11.17 COUNTERPARTS, FACSIMILE EXECUTION. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart. This Agreement may be executed and delivered by facsimile and will be considered duly executed and delivered by the parties so executing delivery on the day of its transmission by facsimile in executed form to the other parties. A party so executing by way of facsimile shall promptly deliver to each other party an originally signed counterpart.

11.18 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and the parties.

11.19 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of the Province of Ontario shall have exclusive jurisdiction with respect to this Agreement.

11.20 ENUREMENT. This Agreement is binding upon and enures to the benefit of the parties hereto and their respective successors and permitted assigns.



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

      IN WITNESS WHEREOF the parties have duly executed this Agreement.

                  TEMPLETON EMERGING MARKETS FUND, TEMPLETON CANADIAN BOND FUND, TEMPLETON INTERNATIONAL STOCK FUND, TEMPLETON CANADIAN STOCK FUND, TEMPLETON GLOBAL SMALLER COMPANIES FUND, TEMPLETON GLOBAL BOND FUND, TEMPLETON TREASURY BILL FUND, TEMPLETON GLOBAL BALANCED FUND, TEMPLETON INTERNATIONAL BALANCED FUND, TEMPLETON CANADIAN ASSET ALLOCATION FUND, MUTUAL BEACON FUND, FRANKLIN U.S. SMALL CAP GROWTH FUND AND TEMPLETON BALANCED FUND, by its manager and trustee, Templeton Management Limited


                  Per: /s/ Michael Mezei
                       -----------------
                       Vice-President and General Counsel

                       /s/ James Cook
                       Vice President and Chief Financial Officer





                  TEMPLETON GROWTH FUND, LTD.


                  Per: /s/ Michael Mezei
                       -----------------
                       Assistant Secretary

                       /s/ James Cook
                       Treasurer





                  TEMPLETON MANAGEMENT LIMITED


                  Per: /s/ Michael Mezei
                       -----------------
                       Vice-President and General Counsel

                       /s/ James Cook
                       Vice President and Chief Financial Officer

                  FEP Capital, L.P.

                        By: FEP Holdings, L.P.,
                              its General Partner

                        By: FEP Genpar, L.P.,
                              General Partner of
                              FEP Holdings, L.P.

                        By: FW Group Genpar, Inc.
                              General Partner of
                              FEP Genpar, L.P.


                              By:  /s/ David G. Brown
                                   ------------------
                                   David G. Brown
                                   President of FW Group
                                   Genpar, Inc.